Exhibit 10.2

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

SAMSUNG BIOLOGICS CO., LTD.

PRODUCT SPECIFIC AGREEMENT – PRODUCT DRUG SUBSTANCE

This Product Specific Agreement (this “PSA”) is made effective as of February 26, 2025 (the “PSA Effective Date”) by and between Apogee Therapeutics, Inc., an American corporation having its principal place of business at 221 Crescent St., Building 17, Suite 102b, Waltham, MA 02453 (“Client”) and Samsung BioLogics Co., Ltd., a Korean corporation having its principal place of business at 300, Songdo bio-daero, Yeonsu-gu, Incheon, 21987, Republic of Korea (“SBL”). Client and SBL are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, Client and SBL entered into a Letter of Intent effective as of October 2, 2024 (the “LOI”);

WHEREAS, Client and SBL entered into a Master Services Agreement effective February 26, 2025 (the “MSA”) and whereas pursuant to Section 2.1 of the MSA, the Parties wish to enter into this PSA whereby SBL will provide certain Services as detailed herein;

NOW, THEREFORE, the Parties agree as follows:

1.
Relationship to the MSA. All capitalized terms not defined in this PSA will have the meanings given to them in the MSA. This PSA is hereby incorporated by reference into the MSA.
2.
Definitions
a.
“[*] Batch(es)” means [*] Clinical Batches [*] to be Manufactured in [*].
b.
"Clinical Product" or “Clinical Batch(es)” means a Drug Substance or Drug Product that is Manufactured for Client by SBL pursuant to a PSA and which is to be used by Client in a research study or studies that prospectively assigns human participants or groups of humans to one or more health-related interventions to evaluate the effects on health outcomes.
c.
"Commercial Product" or “Commercial Batch(es)” means a Drug Substance or Drug Product that is Manufactured by SBL and which is intended for commercial sale and use by humans and for importation or exportation into countries or regions designated in each PSA and, for Drug Substance, is those manufactured after SBL obtains the Regulatory Approval certifying that the Manufacturing Process and the Facility meet the appropriate requirements and comply with cGMP.
3.
General Information.
a.
Product: APG-777 Product Drug Substance.
b.
The Product Specification will be set forth in the Quality Agreement.
c.
Cell Line: [*]
d.
Manufacturing Facility: [*].
4.
Raw Materials.
a.
Client Materials. Client Materials to be supplied by Client to SBL free of charge by Client or a third party designee.
i.
List: See Exhibit D: Client Materials and Information

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

ii.
Handling Fee: Cell Line and other Raw Materials delivered by Client: [*] of the invoice of third party suppliers from whom Client purchased the Raw Materials (excluding taxes).
iii.
Timing of provision of Client Materials to SBL: Within an agreed time to first OOF for a Campaign, provided that Cell Line shall arrive a minimum of [*] prior to the first OOF for a Campaign.
b.
Raw Materials. As set forth in Section 4.6.1 of the MSA, the Parties shall finalize the categorization of Raw Materials to be used in performing the Services of this PSA into (i) Common Raw Materials, and (ii) Specialized Raw Materials, which list shall form part of this PSA as Exhibit E.
i.
Handling Fee for Common Raw Materials to be procured by SBL at Client’s expense: [*].
ii.
Handling Fee for Specialized Raw Materials to be procured by SBL at Client’s expense: [*].
5.
Technology Transfer, Manufacturing, and Supply Services. SBL shall perform the Services as set forth in this Section 5.
a.
Services. SBL shall provide the Services as set forth in Exhibit C in accordance with the MSA, this PSA, Project Plan, and Scope of Work.
b.
Service Fees. In consideration for SBL’s performance of the Services pursuant to this Section 5, Client shall pay the Service Fees as set forth in Exhibit A. Additional Service Fees and costs may be detailed in an amendment to this PSA, upon execution by the Parties, or in accordance with the MSA.
c.
Product Purchase Commitment. For this PSA, the Product Purchase Commitment (“PPC”), which shall be fully binding on a minimum take or pay basis, regardless of whether or not the Manufacturing slots corresponding to the PPC are utilized [*], shall be as follows:
i.
[*] Batches (subject however to Section 5(e)); and
ii.
[*] Process Validation Batches (PPQ).
d.
Purchase Orders
i.
For each Service, Client shall issue a binding purchase order in the form and substance agreed to between the Parties sufficiently in advance, requesting SBL to perform certain Services as set forth in this PSA.
ii.
Upon execution of this PSA, Client shall issue a Purchase Order for [*] Batches. In addition, Client shall issue a Purchase Order for [*] Process Validation Batches to be Manufactured in [*] no later than [*].
iii.
Upon the issuance of the Purchase Order by Client, SBL will promptly confirm the manufacturing schedule on a quarterly basis in writing. [*].
iv.
The Parties acknowledge that, even if Client fails to issue a Purchase Order in advance, an invoice may be issued in accordance with the MSA, and this PSA, and such invoices shall be processed and paid in accordance with Section 8.2 and 8.3 of the MSA, subject however to Section 5(e) for [*] Batches.
e.
[*] Batches.
i.
Client and SBL agree and acknowledge that the Service Fees for [*] Batches shall be invoiced as follows: [*]. Except as expressly agreed herein in this Section 5(e)i, all other

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

aspects relating to the payment including but not limited to the taxes, default interest, and suspension of Services shall be governed by Section 8.3 of the MSA.
ii.
Notwithstanding Section 4.11.1 of the MSA regarding the re-Manufacture of a failed Batch, the Batch Failure during Manufacture of [*] Batches shall be addressed as follows:
1.
In the event [*] of [*] Batches is determined as a Batch Failure and the other Batch conforms to the Specification, SBL shall not be obligated to re-Manufacture a replacement Batch, provided, however, that [*].
2.
When the Batch Failure is determined for [*] consecutive [*] Batches, SBL shall make Commercially Reasonable Efforts to promptly commence re-Manufacturing [*] replacement Batch on a date to be mutually agreed upon by the Parties, such date to be within [*] from when [*] Batches is determined as a Batch Failure, subject to the availability of all Raw Materials and Client Materials which are required to Manufacture a replacement Batch at Manufacturing Facility.
3.
Except as expressly agreed in this Section 5(e)ii, all other aspects relating to cost allocation of the Batch Failure of the [*] Batches shall be governed by Section 4.11.3 of the MSA.
4.
Notwithstanding anything to the contrary, Client and SBL agree and acknowledge that under no circumstances shall the aggregate liability of SBL for the Service Fees for Batch Failure of the [*] Batches not exceed [*].
5.
The remedies contained in Section 5(e) of this PSA shall be the sole and exclusive remedies of Client regarding a Batch Failure of both of [*] Batches, and a Batch Failure shall not constitute a material breach of the MSA or this PSA unless SBL fails to provide the remedies contained in this Section 5(e)ii.
6.
Storage. Pursuant to Section 4.12.2(c)(iii) of the MSA, if Client does not direct SBL to prepare Manufactured Product to be picked up by Client or Client’s designated carrier with a pick-up date within [*] of Client’s receipt of the Batch Related Documents, SBL shall store the Commercial Product at the Warehouse free of charge for up to a maximum of [*] from SBL’s Release of the Product, and Client shall pay storage fees to SBL for the period of storage at the Warehouse commencing thereafter until the actual delivery date. Storage fees shall be as follows:

	Monthly fee per pallet (-40℃)	Monthly fee per freezer (-70℃)	Payment period (Month)
CMO DS	[*]	[*]	[*]
	USD [*]	USD [*]	[*]
	USD [*]	USD [*]	[*]
	USD [*]	USD [*]	[*]

7.
Limitation of Liability. Each party’s limitation of liability shall be as provided in Section 13.2 of the MSA.
8.
Term. This PSA will commence as of the PSA Effective Date and will continue in full force and effect until December 31, 2034 or unless earlier terminated in accordance with the termination provisions of this PSA and/or the MSA.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

9.
Exit Fee.
a.
[*].
b.
Client and SBL shall use Commercially Reasonable Efforts to execute the Commercial PSA which includes the Commercial Product Purchase Commitment, the terms and conditions applicable to the Commercial Product Purchase Commitment and the rights and obligations of each Party related thereto (the "Commercial PSA") by no later than [*] (“Commercial PSA Due Date”) unless otherwise mutually agreed by the Parties in writing to extend the Commercial PSA Due Date no later than [*].
c.
If Client and SBL fail to execute the Commercial PSA by the Commercial PSA Due Date or such later date ([*])as agreed by the Parties in writing, despite exercising Commercially Reasonable Efforts to execute the Commercial PSA, the Exit Fee shall be invoiced by SBL to Client and, upon receipt of an applicable invoice, shall be paid by Client to SBL in accordance with Section 8.3 of the MSA.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD
BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

The Parties have entered into this PSA as of the PSA Effective Date by their respective duly authorized representatives.

Samsung BioLogics Co., Ltd.		APOGEE THERAPEUTICS, INC.

By:	/s/ John Rim	By:	/s/ Michael Henderson
Name:	John Rim	Name:	Michael Henderson
Title:	CEO & President	Title:	CEO

APOGEE THERAPEUTICS, INC.

By:	/s/ Jane Pritchett Henderson
Name:	Jane Pritchett Henderson
Title:	CFO